PricewaterhouseCoopers LLP
Chartered Accountants
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250 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 3S7
Telephone + 1 (604) 806-7000
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Exhibit No. 14.7 To
Form 20-F

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Silver Standard Resources Inc. of our report dated February 20, 2004 relating to the consolidated financial statements, for the year ended December 31, 2003, which is included in the Annual Report of Silver Standard Resources Inc. on Form 20-F for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

May 20, 2004